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                                                                 EXHIBIT 10.1


                            REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT
                      (ACCOUNTS RECEIVABLE AND INVENTORY)

This Agreement is entered into by and between HYPERCOM, INC., an Arizona corporation & HYPERCOM LATINO AMERICA, INC., an Arizona corporation & HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation ("Borrower") and Bank
One, Arizona, NA ("Bank").
RECITALS:
Borrower desires to obtain from Bank a revolving line of credit ("Loan") and Bank is willing to make the Loan, but only on the terms and conditions hereinafter set forth.
NOW, THEREFORE in consideration of the premises and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. LOAN.
1.1 REVOLVING LINE OF CREDIT. Subject to the terms and conditions contained herein and in the other documents, instruments and agreements executed in connection with the Loan and the security therefor ("Loan Documents"), Bank will establish for Borrower the Loan as a revolving line of credit against which Bank will make advances ("Advances") from time to time for the purpose of providing working capital to Borrower. Subject to the terms hereof, Borrower shall have the right to obtain Advances, repay Advances and obtain additional Advances; however, all of the Advances hereunder shall be viewed as a single loan. At no time shall the unpaid principal balance of the Loan exceed the amount set forth in Section 13 hereof ("Maximum Amount") and all Advances of the Loan shall be made on or before the date set forth in Section 13 hereof.
1.2 ADVANCES. Subject to the terms and conditions hereof, Advances of the Loan will be made in amounts not to exceed the amount ("Borrowing Base") calculated in accordance with the formula set forth in the Borrowing Base Certificate, attached hereto as Exhibit A and by this reference incorporated herein. In calculating the Borrowing Base, the percentage set forth in Section 13 hereof of the amount of Total Eligible Accounts Receivable and the percentage set forth in Section 13 hereof of the amount (determined on the basis of the lower of cost or market value) of Total Eligible Inventory shall be used. "Eligible Account Receivable" is an amount owing to Borrower, as determined by Bank in its sole and absolute discretion, which has arisen from the delivery and/or shipment of products previously made and from services rendered for which an invoice has been issued by Borrower to its customer ("Customer") (a) which amount is not subject to any offset, counterclaim or defense asserted by the Customer, (b) which amount is subject to a perfected security interest in favor of Bank and is not subject to any other security interest, lien, claim or encumbrances, (c) which amount has not remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoice, (d) where not more than fifteen percent (15%) of the total amount owing from the Customer has remained unpaid for more than the number of days set forth in Section 13 after the date due under the terms of the related invoice, (e) which amount is not an uninsured amount owing from a Customer located in a foreign country and (f) which amount is not owing from the United States of America or any agency, department or subdivision thereof, unless a properly executed assignment of claims has been received by Bank. "Eligible Inventory" is the inventory of Borrower (consisting of those items within the categories set forth in Section 13), as determined by Bank in its sole and absolute discretion, to be (a) in good condition and salable in the ordinary course of Borrower's business, (b) owned by Borrower free and clear of any mortgages, liens, security interests, claims, encumbrances or rights of others, excepting only the security interests in favor of Bank, (c) located at a location identified in a Security Agreement (hereinafter defined), (d) subject to a perfected security interest in favor of Bank, (e) not subject to any consignment to any Customer and (e) not acquired by Borrower in or as part of a bulk transfer of sale or assets unless Borrower has complied with all applicable bulk sales or bulk transfer laws.
1.3 NOTE. The Loan shall be evidenced by a promissory note ("Note") of even date herewith in a form prepared and approved by Bank in the Maximum Amount, payable in accordance with the terms thereof. Interest on the principal amount outstanding from time to time shall be charged as provided in the Note and should such rate of interest as calculated thereunder exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.
1.4 PREPAYMENTS. If for any reason the aggregate principal amount of the Loan outstanding at any time shall exceed the maximum amount permitted to be borrowed in accordance with Section 1.2 hereof, Borrower, without notice or demand, shall immediately make a principal payment to Bank in an amount equal to such excess plus accrued and unpaid interest hereon. Borrower may from time to time, prepay all or part of the outstanding principal balance of the Loan.
1.5 REMITTANCE ACCOUNT. If so indicated in Section 13 hereof, the proceeds received by Borrower from its inventory and collection of accounts receivable, which, pursuant to the Security Agreements (hereinafter defined), are required to be transmitted to Bank, shall be handled and administered by Bank in and through a remittance account in accordance with the provisions of the Security Agreements.
2. SECURITY
2.1 SECURITY AGREEMENTS. As security for the payment of the Note, the Loan, and all other liabilities and obligations of Borrower to Bank, now existing or hereafter created, Borrower shall grant to Bank a security interest in all of Borrower's inventory, accounts receivable, rights to payment and such other property ("Property"), as more particularly described in one or more security agreements ("Security Agreements") executed by Borrower and delivered to Bank in form and substance satisfactory to Bank, in its sole and absolute discretion. The Security Agreements shall grant to Bank a first and prior security interest in and to the Property, except as otherwise expressly provided therein.
2.2 ADDITIONAL DOCUMENTS. Borrower shall execute from time to time upon the request of Bank, such financing statements or the documents reasonably required by Bank to perfect or continue Bank's security interests described herein.
3. ADVANCES.
3.1 CONDITIONS PRECEDENT TO ADVANCES. Bank shall have no obligation to make any Advance until the conditions set forth in the following subparagraphs and elsewhere herein have been satisfied at the expense of Borrower, as determined by Bank in its sole and absolute discretion:
      (a) Borrower shall have delivered to Bank, in form and substance satisfactory to Bank, this Agreement, the Note, the Security Agreements and such other documents, instruments, financing statements, certificates and agreements as Bank may reasonably request;
      (b) If Borrower is a corporation or a partnership, Borrower shall have delivered to Bank, in form and substance satisfactory to Bank in its sole and absolute discretion certified copies of resolutions of Borrower's board of directors or partners, as the case may be, authorizing Borrower to execute, deliver, honor and perform the Loan Documents and to grant the security interest in the Property as provided in the Security Agreements and certifying the names and signatures of the officers or partners, as the case may be, of Borrower authorized to sign the Loan Documents;
      (c) All of Bank's liens and security interests securing the Loan, shall have been validly perfected;
      (d) No material adverse change shall have occurred in the business or financial condition of Borrower or any guarantor since the date of the latest financial statements given to Bank by on behalf of Borrower or such guarantor;
      (e) Each of the warranties and representations made by Borrower in the Loan Documents shall be true and correct as of the date of each Advance and;
      (f) Borrower shall have kept and performed the various covenants, obligations and agreements on its part to be kept and performed under the Loan Documents and no Event of Default, or act or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder or under any of the other Loan Documents, shall have occurred and be continuing.
3.2 REQUESTS FOR ADVANCES. Advances may be made by Bank at the oral or written request of the persons named in Section 13 hereof, either one acting alone, who are authorized to request Advances and direct disposition of any such Advances until written notice of the revocation of such authority is received from Borrower by Bank. Each request by Borrower for an Advance shall constitute a reaffirmation, as of the date of such request, of all of the representations and warranties of Borrower contained in this Agreement and in the other Loan Documents.
3.3 NO WAIVER. No Advance shall constitute a waiver of any of the conditions to any further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default (as hereinafter define).

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4. FEES.

4.1 FEES. As additional consideration for Bank's commitment to make Advances, Borrower agrees to pay the Bank the following fees, which shall be non-refundable to Borrower, shall be held and retained by Bank as its sole property and shall not be applied to any payments due under the Loan Documents other than this Section 4:

     (a) a commitment fee in the amount set forth in Section 13 hereof, payable on or before the date hereof;

     (b) a non-utilization fee computed at the rate per annum set forth in
     Section 13 hereof on the unused portion of the Maximum Amount and payable quarterly in arrears to be calculated from the date hereof, where the phrase "unused portion of the Maximum Amount" means the average difference between (i) the Maximum Amount and (ii) the outstanding principal balance of the Loan on each day during such period; and

     (c) an inspection fee in the amount per inspection set forth in Section 13 hereof, payable within ten (10) days of Borrower being billed therefor by Bank.

5. REPRESENTATIONS AND WARRANTIES.

5.1 REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement:

     (a) Legal Status. Borrower, if a corporation, partnership, trust, or other legal entity, has been duly organized and is validly existing under the laws of its State of Incorporation or formation, as the case may be, and is qualified to transact business, and has made all filings and is in good standing, in the State of Arizona and in every other jurisdiction in which the nature of its business requires such qualifies;

     (b) No Violation. The making and performance of Borrower of the Loan Documents does not violate any provision of law, nor any provision of Borrower's formation documents, including, without limitation, Articles of Incorporation or any partnership or trust agreement, or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which Borrower is a party or by which Borrower may be bound;

     (c) Authorization. This Agreement and the other Loan Documents have been duly authorized, executed and delivered, and are legal, valid and binding agreements of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, solvency, reorganization, moratorium or similar laws effecting creditors' rights generally and by general principles of equity;

     (d) Financial Statements. All financial statements and reports that have heretofor been presented to Bank in conjunction with the transaction which is the subject of this Agreement, have been prepared in conformity with generally accepted accounting principals consistently applied, fairly and accurately present the financial condition and income of the subject thereof, as of the date given, and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statements not misleading. Since the date of such financial statements, there has been no material adverse change in the financial condition or operations of the subject thereof.

     (e) Consent and Licenses. No consent, approval or authorization of, or registration or filing with, any governmental body or authority, or any other person, firm or entity not a party hereto, is or will be required as a condition to the valid execution, delivery, performance or enforceability of the Loan Documents, or the transactions contemplated hereby or thereby, or to the conduct of Borrower's business;

     (f) Litigation. There is no litigation either pending or, to the best of its knowledge, threatened against Borrower before any court or administrative agency, or before any arbitrator, which may have a material adverse effect on the assets, business, financial conditions or operations of Borrower, or which would prevent or hinder the performance of Borrower's obligations under the Loan Documents, and, furthermore, Borrower has not violated any law and, to the best of its knowledge, is not the subject of any investigation by a governmental agency that could result in an indictment or a forfeiture or seizure of any of its assets;

     (g) Environmental Matters. Borrower, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, storage, disposal or release into the environment of any hazardous or toxic waste or substance;

     (h) Margin Securities. Borrower will not directly or indirectly invest all or any part of the proceeds of the Loan in any security subject to the margin requirements of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or use all or any part of proceeds of the Loan to reduce or retire any indebtedness which was originally incurred to purchase any margin securities or for any other purpose which would violate any of the margin regulations of the Board of Governors of the Federal Reserve System;

     (i) ERISA. Borrower is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder, and no Reportable Event (as defined in ERISA) has occurred with respect to any plan subject thereto. Borrower has not incurred any material funding deficiency within the meaning of ERISA and has not incurred any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by Borrower; and

     (j) Investment Company Act. Borrower is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

6. COVENANTS OF BORROWER.

6.1 COVENANTS. Until the payment in full of the Loan and until the fulfillment of all of its obligations hereunder and under the other Loan Documents, Borrower shall comply with the following covenants:

     (a) Books and Records. Borrower shall at all times keep accurate and complete books, records and accounts of all of Borrower's business activities, prepared in accordance with generally accepted accounting principles consistently applied, and Borrower shall permit Bank, or any persons designated by Bank, at any reasonable time, to inspect, audit and examine such books, records and accounts and to make copies or extracts thereof;

    (b) Statements and Reports. Borrower shall furnish to Bank;

        (i) within the number of days set forth in Section 13 hereof after the end of each fiscal year of Borrower, financial statements of Borrower, which shall include a balance sheet, an income statement showing the results of operations for such a fiscal year and a change in financial position statement for such fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, which statements shall contain the certification requirements set forth in Section 13 hereof;


        (ii) within the number of days set forth in Section 13 hereof after the end of each of the fiscal periods of Borrower set forth in Section 13 hereof, financial reports of Borrower, which shall include a balance sheet, an income statement showing the results of operations for such fiscal period and a change in financial position statement for such fiscal period, together, in each case, with the comparable figures for the immediately preceding corresponding fiscal period, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, and containing the certifications required pursuant to Section 13 hereof;

        (iii) with each such set of financial statements, a certificate prepared as at the end of the period covered by such financial statements, showing the computation as of such date of each of the financial covenants contained in Section 6.1(a);

        (iv) within twenty (20) days after the end of each month a Borrowing Base Certificate in the form attached hereto as Exhibit A, to which shall be attached the following reports:

           (A) An aging and listing of all accounts receivable prepared in accordance with generally accepted accounting principles which itemizes each account debtor by name and address and which states the total amount payable to Borrower and contains a breakdown indicating future amounts due and when due, current amounts due, amounts thirty
           (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns and allowances;

           (B) An aging and listing of all accounts payable-trade prepared in a similar manner;

           (C) A complete and detailed description of all inventory containing a breakdown into the categories referenced in Section 1.2 hereof and set forth in Section 13 hereof;

        (v) promptly, from time to time, upon request of Bank, such other information concerning the financial condition, business and affairs of Borrower as shall be reasonably requested by Bank;

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     (c) Notices. Borrower shall promptly notify Bank in writing of the occurrence of any Event of Default under any of the Loan Documents or any act or event which, with the giving of notice or the passage of time, or both, would be such an Event of Default and of any legal action, proceeding or investigation threatened or instituted against Borrower that might have a material adverse effect upon the operations, financial condition or business of Borrower or Borrower's ability to repay the Loan, or Bank's security interest in the Property, and from time to time, at Bank's request, Borrower will furnish to Bank a summary of the status of all such actions, proceedings or investigation;

     (d) Financial Covenants. Except as otherwise noted, all capitalized terms referred to in the following financial covenants shall be determined in accordance with generally accepted accounting principles, consistently applied:

          (i) a minimum Tangible Net Worth shall be maintained in the amount set forth in Section 13 hereof, where "Tangible Net Worth" shall mean the sum of the following: Capital, Capital Surplus and Retained Earnings, less the sum of the value on Borrower's books of all intangible assets, including, but not limited to, goodwill, patents, franchises, trademarks, copyrights and the write-up in the book value of any assets resulting therefrom after acquisition;

          (ii) a minimum Owner's Equity shall be maintained of the percentage set forth in Section 13 hereof, where "Owner's Equity" shall mean the results obtained by dividing (A) Tangible Net Worth by (B) Borrower's Total Assets less Intangibles;

          (iii) a minimum current ratio, calculated by dividing Borrower's Current Assets by Borrower's Current Liabilities, shall be maintained at the ratio set forth in Section 13 hereof;

          (iv) a minimum Working Capital shall be maintained in the amount set forth in Section 13 hereof, where "Working Capital" shall mean Borrower's Current Assets less Borrower's Current Liabilities; and

          (v) a minimum interest coverage ratio calculated by dividing Borrower's Total Earnings before interest and taxes by Borrower's Total Interest Expense shall be maintained at the ratio set forth in
          Section 13 hereof;

     (e) Maintain Business. Borrower shall maintain in full force and effect all licenses, permits, authorizations, bonds, franchises and other rights necessary or desirable to the profitable conduct of its business, shall continue in, and limit its operations to, the same general lines of business as are presently conducted and shall comply with all applicable laws, orders, regulations and ordinances of all governmental authorities, and, if a corporation or partnership, shall maintain its corporate or partnership existence;

     (f) Mergers, Sale of Assets. Borrower will not, without Bank's prior written consent: (i) sell, lease, transfer or dispose of substantially all of its assets to another entity; or (ii) consolidate with or merge into another entity, permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership of, or power to control, Borrower;

     (g) Dividends and Other Distributions. If so indicated in Section 13 hereof, Borrower (if a corporation or a partnership) will not, without Bank's prior written consent, declare, order, pay or make, directly or indirectly: (i) any dividend or other distribution on or on account of any shares of any class of stock or any other partnership interest of Borrower now or hereafter outstanding, except a dividend payable solely in shares of Borrower's common stock; (ii) any management fee; (iii) any loans to shareholders or partners of Borrower; or (iv) any redemption, retirement, purchase or other acquisition of any shares of any class of stock or partnership interest of Borrower now or hereafter outstanding or of any warrants or rights to purchase any such stock or partnership interest, except (if Borrower is a corporation) to the extent that the consideration paid for any such redemption, retirement, purchase or acquisition consists of shares of Borrower's common stock;

     (h) Capital Expenditures. Borrower will not, without Bank's prior written consent, in any twelve (12) month period, purchase, invest in or otherwise acquire additional fixed assets, which in the aggregate cost Borrower more than the amount set forth in Section 13 hereof;

     (i) Leases. Borrower will not, without Bank's prior written consent, enter into any lease of personal property which would cause Borrower's total rental obligations in any fiscal year to exceed the amount set forth in
     Section 13 hereof;

     (j) Indebtedness. Borrower will not, without Bank's prior written consent:
     (i) incur, create, assume or permit to exist any obligation or indebtedness, except (A) existing indebtedness disclosed on financial statements previously delivered to Bank, (B) the Loan and (C) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable; (ii) become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any person or entity, except existing obligations of such kind previously disclosed to Bank in writing, in excess of the amount set forth in Section 13;

     (k) Insurance. Borrower shall maintain and keep in force insurance of the types and amounts customarily carried in its lines of business, including, without limitation, fire, public liability, product liability, property damage and workers' compensation, such insurance to be carried with companies and in amounts satisfactory to Bank, in its reasonable discretion, and Borrower shall deliver to Bank from time to time as Bank may request, schedules setting forth all insurance then in effect and copies of the policies; and

     (l) Environmental Matters. Borrower will take all reasonable actions to prevent the occurrence of any material violation of any applicable environmental, health and safety statutes and regulations, or any order or judgment of any court with respect to environmental pollution or contamination, hazardous waste disposal or any other environmental matter and Borrower shall promptly give written notice to Bank of the following occurrences and of the steps being taken by Borrower, with respect thereto:
     (i) notice that Borrower's operations are not in full compliance with the requirements of applicable environmental, health and safety statutes and regulations; (ii) notice that Borrower is subject to a governmental investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste or substance into the environment; or (iii) notice that any properties or assets of Borrower are subject to any environmental lien.

7. EVENTS OF DEFAULT.

7.1 Events of Default. The occurrence of one or more of the following events shall constitute an Event of Default under this Agreement:

     (a) There shall occur an event of default under a Security Agreement;

     (b) Borrower fails to observe or perform any of the covenants, conditions and agreements on the part of Borrower contained herein or in any of the other Loan Documents other than Security Agreements;

     (c) If any representation or warranty made by Borrower to Bank contained herein or in any of the other Loan Documents proves to have been untrue in any material respect when made; or

     (d) Borrower shall be in default in the payment or performance of any material obligation under any indenture, contract, mortgage, deed of trust or other agreement or instrument to which Borrower is a party or by which it is bound.

8. REMEDIES OF BANK UPON DEFAULT.

8.1 Remedies. At any time after any Event of Default has occurred, Bank may, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived) and, notwithstanding the provisions contained in any other document or instrument executed or to be executed by Borrower to Bank hereunder or contained in any other agreement, take any one or more of the following actions:

     (a) Declare the entire principal and any accrued interest on the Loan, together with all costs and expenses, to be immediately due and payable, and to enforce payment thereof by any means permitted by law or in equity;

     (b) Without accelerating payment, enforce the payment of sums of principal and interest then due (including any penalty interest or late payment charges);

     (c) Require Borrower to take or refrain from taking any action which may be necessary to cure such Event of Default and to obtain affirmative or negative injunctions or restraining orders with respect thereto;

     (d) Obtain the appointment of a receiver of the business and assets of Borrower;

     (e) File suit for any sums owing or for damages; and

     (f) Exercise any other remedy or right provided in law or in equity or permitted under this Agreement, the Security Agreements or any of the other Loan Documents.

8.2 Remedies Cumulative. Any and all remedies conferred upon Bank shall be deemed cumulative with, and nonexclusive of any other remedy conferred hereby or by law, and Bank in the exercise of any one remedy shall not be precluded from the exercise of any other.


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9.  ATTORNEYS' FEES AND EXPENSES.

In addition to interest on principal as stated in the Note, Borrower shall pay all costs of closing the Loan and all expenses of Bank with respect thereto, including, but not limited to, inspection fees and in-house and outside legal fees (including legal fees incurred by Bank subsequent to the closing of the Loan in connection with the disbursement and administration of the Loan), filing fees and similar items. Said attorneys' fees and costs may, at Bank's option, be deducted from the disbursements of Loan proceeds hereunder. In addition to any liability Borrower may have under Arizona Revised Statutes 12-341.01, Borrower shall pay Bank's attorneys' fees and costs incurred in the collection of any indebtedness hereunder, or in enforcing this Agreement, whether or not suit is brought, and any attorneys' fees and costs incurred by Bank in any proceeding under the Federal Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.

10.  WAIVER.

Any waiver of any of the terms of this Agreement by Bank shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Bank to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by, or to preclude Bank from exercising any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

11.  NOTICES.

Any notices required or permitted to be given pursuant to the Loan Documents shall be in writing and shall be given by personal delivery or by mailing the same by United States mail, postage prepaid, to the address set forth in
Section 13 hereof. Any such notice shall be deemed received for purposes of this Agreement upon delivery if given by personal delivery or 3 days after the mailing thereof if given by mail. If either party desires to change the address to which notices are to be sent it shall do so in writing and deliver the same to the other party in accordance with the notice provisions set forth above.

12.  MISCELLANEOUS.

12.1 Parties. This Agreement is made solely between Borrower and Bank, no other person shall have any right of action hereunder. The parties expressly agree that no person shall be a third-party beneficiary to this Agreement.

12.2 Indemnity. Borrower agrees to and shall indemnify, hold harmless and defend Bank from any liability, claims or losses resulting from the disbursement of the proceeds of the Loan or from the condition of the Property whether arising during or after the term of the Loan. This provision shall survive repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

12.3 Entire Agreement. This Agreement (including, if so indicated in Section 13 hereof, the Addendum attached hereto and by this reference incorporated herein), together with all other Loan Documents, constitutes the entire agreement of the parties hereto and thereto, and no prior agreement or understanding with respect to the Loan, whether written or oral and including, but not limited to, any loan commitment issued by Bank to Borrower, shall be of any further force or effect, all such other prior agreements and commitments having been superseded in their entirety by the Loan Documents.

12.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Bank first had any obtained, and any purported assignment made in contravention hereof shall be void. Bank may assign any part of or all of the Loan and its rights and obligations hereunder at any time in its sole discretion. Bank may participate all or any portion of the Loan to such other party or parties as Bank shall select.

12.5 Governing Law. This Agreement and each of the Loan Documents shall be construed in accordance with and governed by the internal law, and not the law of conflicts, of the State of Arizona.

12.6  Time.  Time is of the essence hereof.

12.7 Survival. The representations and warranties hereunder shall survive the closing of the Loan and Bank may enforce such representations and warranties at any time. Borrower's covenants shall survive the closing of the Loan and shall be performed fully and faithfully by Borrower at all times. The indemnities of Borrower shall survive repayment of the Loan.

12.8 Severability. If any term or provision of this Agreement of any other Loan Document, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement or any other Loan Document, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

13.  STATEMENT OF TERMS.

1.1 Maximum Amount:      $10,000,000.00      1.1 Expiration Date:    12/5/97
1.2 Eligible Receivables                     1.2 Eligible Inventory
     Percentage:                80%               Percentage:            35%
1.2(c) No. of Days                           1.2(d) No. of Days
         Past Due               89                   Past Due:           NA
1.2 Inventory Categories: Raw Materials   X yes __ no
                          Work in Process   __   X no
                          Finished Goods  X yes __ no
1.5 Remittance Account __ is  X is not required
3.2 Persons Authorized to Request Advances
        GEORGE R. WALLNER OR ALBERT IRATO OR SCOTT TSUJITA
4.1(a) Commitment Fee:       $30,000.00, inclusive of document preparation fee
4.1(b) Non-Utilization Fee:  NA  % per annum
4.1(c) Inspection Fee:       NA  % per inspection
6.1(b)(i)  Statements due within 120 days of each fiscal year
           Certification Requirements Independent certified public accountant satisfactory to Bank to review financial statements
6.1(b)(ii) Statements due within 45 days of each month end
           Certification Requirements  company prepared on a consolidated basis
6.1(d)(i)    Minimum Tangible Net Worth: $  *
6.1(d)(ii)   Owner's Equity:  * %
6.1(d)(iii)  Current Ratio:   * :1.0
6.1(d)(iv)   Minimum Working Capital: $ *
6.1(d)(v)    Interest Coverage Ratio:  * :1.0
6.1(g)       Dividends and Other Distributions * are * are not permitted
6.1(h)       Capital Expenditures:  $  *
6.1(i)       Leases:  $  *
6.1(j)       Indebtedness:  $  NA

11.  Address for Notices  HYPERCOM INC & HYPERCOM LATINO AMERICA INC &
     To Borrower:         HYPERCOM MANUFACTURING RESOURCES INC
                          2851 W. KATHLEEN ROAD
                          PHOENIX, AZ  85023
                          Attention:

     To Bank:  Bank One, Arizona, NA
               P.O. BOX 71  DEPT A-781
               PHOENIX, AZ  85001-0071
               Attention:  SCOTT T. SCHAEFER

12.3  Addendum  X  is  __ is not attached hereto and incorporated herein.
*  see addendum attached hereto

IN WITNESS WHEREOF, the parties have executed this Agreement this 13th day of MARCH 1996.

Borrower: HYPERCOM, INC., an Arizona corporation, and HYPERCOM LATINO AMERICA, INC., an Arizona corporation, and HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation

By:  SEE ATTACHED ADDENDUM FOR SIGNATURES
PRINTED NAME:  SEE ATTACHED ADDENDUM FOR SIGNATURES
TITLE:

Bank:
BANK ONE, ARIZONA, NA

By:  SEE ATTACHED ADDENDUM FOR SIGNATURES
PRINTED NAME:  SCOTT T. SCHAEFER
TITLE:         VICE PRESIDENT

              ADDENDUM TO REVOLVING LINE OF CREDIT LOAN AGREEMENT
                      (ACCOUNTS RECEIVABLE AND INVENTORY)
 BETWEEN HYPERCOM, INC., an Arizona corporation & HYPERCOM LATINO AMERICA, INC.
  an Arizona corporation & HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona
                            corporation ("BORROWER")
            AND BANK ONE, ARIZONA, NA ("BANK") DATED MARCH 13, 1996


1. Section 6.1(b) of the Loan Agreement is modified to add subsection (v) as follows:

        "(v) Borrower shall cause Guarantor to furnish to Bank, (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, copies of the balance sheet of Guarantor as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Guarantor for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Guarantor, all in reasonable detail, compiled by a certified public accountant and signed by Guarantor.

2. Section 6.1(d) of the Loan Agreement is replaced in its entirety as follows:

    "(d) Financial Covenants-Except as otherwise noted, all capitalized terms referred to in the following financial covenants shall be determined in accordance with generally accepted accounting principles, consistently applied:

        (i) A minimum Tangible Net Worth shall be maintained in an amount equal to the sum of (A) $25,000,000.00 and (B) the aggregate of fifty percent (50%) of the net income of Borrower for each fiscal year, commencing with that fiscal year ending June 30, 1996. "Tangible Net Worth" means
        (A) the sum of all capital accounts of the Borrower (including, without limitation, and paid-in capital, capital surplus, and retained earnings), less (B) the sum of the value on Borrower's books of all Intangible Assets. "Intangible Assets" means all intangible assets under GAAP, provided, that regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Borrower; service marks; service names; trademarks; tradenames; write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower; unamortized debt discount; deferred discount; computer software; and research and development costs and expenses. Tangible Net Worth shall not be reduced by any net income that is less than zero (i.e., a net deficit or loss).

        (ii) An Owner's Equity Percentage shall be maintained equal to or exceeding 35%. "Owner's Equity Percentage" means the result obtained by dividing (A) Owner's Equity Amount by (B) Total Assets, less Intangible Assets. "Owner's Equity Amount" means the sum of Tangible Net Worth and indebtedness subordinated to the satisfaction of Bank to the obligations of Borrower under the Loan Documents as to liens and encumbrances, time and right of payment, and rights against collateral.

        (iii) A minimum current ratio shall be maintained of 1.30 to 1.0 calculated by dividing Borrower's Current Assets by Borrower's Current Liabilities where "Current Assets" means current assets under GAAP, provided that, regardless of GAAP, Current Assets shall not include: accounts receivable other than trade accounts receivable; receivables due from stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates; promissory notes, including the portion due within the current period, unless the obligation evidenced thereby has been independently verified to Bank by an independent certified public accountant; accrued interest receivable; income tax refunds receivable; prepaid expenses; cash surrender value of life insurance policies; guarantee or performance deposits; and dealer reserves; and "Current Liabilities" means current liabilities under GAAP and, in addition, the following: all indebtedness to stockholders, directors, officers, partners, members, employees, subsidiaries, and other affiliates that is not subordinated to the satisfaction of Bank to the obligations of Borrower under the Loan Documents as to liens and encumbrances, time and right of payment, and rights against collateral.

        (iv) A minimum Working Capital shall be maintained in the amount of $10,000,000.00. "Working Capital" means Borrower's Current Assets, less Borrower's Current Liabilities.

        (v) A minimum Debt Coverage Ratio shall be maintained of 2.0 to 1.0. This ratio shall be calculated by dividing (A) Borrower's net income after Interest and Taxes and before Amortization and Depreciation, by
        (B) the prior period current portion of Loan Term Debt."

3. Section 6.1(g) of the Loan Agreement is replaced in its entirety as follows:

        (g) Dividends and Other Distributions. Borrower will not directly or indirectly (i) declare or pay any dividend or other distribution on or account of any capital stock or other securities of Borrower in excess of 100% of net annual earnings of Borrower, except a dividend payable solely in shares of the common stock of Borrower; or (ii) pay any management fee in excess of 100% of net annual earnings of Borrower. Borrower will cause Guarantor not to directly or indirectly (i) declare or pay any dividend or other distribution on or account of any capital stock or other securities of Guarantor in excess of 100% of net annual earnings of Guarantor, except a dividend payable solely in shares of the common stock of Guarantor; or (ii) pay any management fee in excess of 100% of net annual earnings of Guarantor.

4. Section 6.1(h), (i), and (j) of the Loan Agreement are replaced in their entirety by (h) as follows:

        (h) Capital Expenditures, Leases, and Indebtedness. Borrower will not in any twelve (12) month period, (a) acquire additional fixed assets, (b) enter into any lease of personal property, or (c) assume, create, incur, or permit to exist any indebtedness, except (i) existing indebtedness disclosed on financial statements delivered to Bank prior to the date of this Agreement, (ii) the obligations of Borrower to Bank, and (iii) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable, in the case of (a),
        (b), and (c) each in excess in the aggregate of $2,500,000.00.

5. The Loan Agreement is modified the add Sections 14 through 19 as follows:

        14. Definitions. The RLC Loan Agreement and this Addendum are hereinafter referred to as the "Agreement". Capitalized terms used herein shall have the meanings set forth in the RLC Loan Agreement and the following terms shall have the following meanings:

        "Commitment" means the agreement of BANK hereunder to issue Letters of Credit pursuant to the terms and conditions in Letter of Credit Agreements and to make Advances pursuant to the terms and conditions in the Agreement.

        "Existing Letter(s) of Credit" means any and all letter(s) of credit issued by BANK at the request of BORROWER prior to the date of this Agreement, as to which letter(s) of credit the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted thereunder is after the date of this Agreement.

"Letter of Credit Agreement" means BANK's standard form Application and Agreement for Commercial Letter of Credit, BANK's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement, or other standard application and agreement for letters of credit in use by BANK from time to time.

"Letters of Credit" means the letters of credit in BANK's standard form from time to time issued pursuant to this Agreement and any Existing Letters of Credit.

"Reimbursement Amount" means the amount BORROWER is obligated to pay to BANK under a Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the respective Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by BORROWER to BANK under the Letter of Credit Agreement.

"Standard Number of Days" means the standard number of days established by BANK from time to time to allow for delivery to BANK of drafts drawn under letters of credit issued by BANK and presented to financial institutions other than BANK for delivery to BANK. BANK may change such number of days at any time and from time to time in its absolute and sole discretion without notice to BORROWER and may have a different number of days for commercial letters of credit and standby letters of credit.

15. Letters of Credit.

        15.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the Letter of Credit Agreements and subject to the policies, procedures, and requirements of BANK in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), BANK agrees to issue, from time to time on or before the scheduled Commitment expiration date set forth in the Agreement, Letters of Credit upon request by and for the account of BORROWER, provided that as to each requested Letter of Credit BORROWER has delivered to BANK a completed and executed Letter of Credit Agreement, and provided further that the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under a requested Letter of Credit is before the scheduled Commitment expiration date set forth in the Agreement. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence of an Event of default, or any condition or event that with notice, passage of time, or both would be an Event of default, BANK, in its absolute and sole discretion and without notice, may suspend the commitment to issue Letters of Credit. In addition, upon occurrence of an Event of default, BANK, in its absolute and sole discretion and without notice, may terminate the commitment to issue Letters of Credit.

        15.2 Issuance Procedure. To obtain a Letter of Credit, BORROWER shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of BANK. Upon receipt of a completed and executed Letter of Credit Agreement, BANK will process the application in accordance with the policies, procedures, and requirements of BANK then in effect. If the application meets the requirements of BANK and is within the policies of BANK then in effect, BANK will issue the requested Letter of Credit.

        15.3 Reimbursement of BANK for Payment of Drafts Drawn or Drawn and Accepted Under Letters of Credit. The obligation of BORROWER to reimburse BANK for payment by BANK of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the respective Letter of

Credit Agreement. BANK will notify BORROWER of payment by BANK of a draft drawn or drawn and accepted under a Letter of Credit and of the respective Reimbursement Amount and will give BORROWER the election (i) to pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement or
(ii) to pay the Reimbursement Amount by BANK making an Advance subject to the terms and conditions of this Agreement and applying the proceeds of the Advance to pay the Reimbursement Amount. If BORROWER does not communicate to BANK its election within two Business Days after notification by BANK of payment of the draft or acceptance, BORROWER shall be deemed to have elected to pay the Reimbursement Amount by BANK making an Advance hereunder, provided that if the terms and conditions in this Agreement for an Advance hereunder are not satisfied, BORROWER shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. Each Advance to pay a Reimbursement Amount shall be dated the date that BANK pays the respective draft or acceptance and shall accrue interest from and after such date. If BORROWER is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, BORROWER shall also pay to BANK interest on the Reimbursement Amount from and including the date BANK pays the respective draft or acceptance at the rate per annum at which interest is then accruing under the Line of Credit Note until the Reimbursement Amount and such interest are paid in full, provided that if BORROWER fails to pay the Reimbursement Amount and accrued interest thereon within five (5) days after notification by BANK to BORROWER of payment of the respective draft or acceptance, interest thereafter shall accrue at the interest rate applicable to past-due payments under the Line of Credit Note. Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Notwithstanding the above, if BORROWER elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by BANK to BORROWER, BANK, in its absolute and sole discretion and without notice to BORROWER and regardless of whether the terms and conditions in this Agreement for Advances are satisfied, may make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

16. Letters of Credit and Advances. Letters of Credit may be issued by BANK at the oral or written request of the respective person or persons designated in the Agreement to request Advances. Such person or persons are hereby authorized by BORROWER to request Letters of Credit and Advances, to execute and deliver Letter of Credit Agreements on behalf of BORROWER, and to direct disposition of the proceeds of Advances until written notice of the revocation of such authority is received from BORROWER by BANK and BANK has had a reasonable time to act upon such notice. BANK shall have no duty to monitor for BORROWER or to report to BORROWER the use of Letters of Credit or proceeds of Advances. Advances shall be disbursed by BANK in the manner agreed upon by BANK and BORROWER from time to time.

17. Limit on Letters of Credit and Advances. Anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances shall not exceed the lesser of (A) the Maximum Amount and (B) the Borrowing Base, provided, that if such sum at any time exceeds the lesser of (A) and (B), BORROWER, without notice or demand, shall immediately make a payment to BANK in an amount equal to the sum of (1) such excess and (2) accrued and unpaid interest thereon.

18. Collateral Upon Event of Default. Upon an event of default and demand by BANK in its absolute and sole discretion, BORROWER shall immediately deliver to BANK, as security for all obligations of

     Borrower under the Loan Documents (including, without limitation, the obligation to pay Reimbursement Amounts), immediately available funds in an amount equal to the sum of (i) the aggregate amount of outstanding and undrawn Letters of Credit, and (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit. BORROWER hereby grants to BANK a security interest in all such funds delivered to BANK to secure payment and performance of said obligations.

     19. Conditions Precedent to Each Advance and Letter of Credit. BANK shall be obligated to issue a Letter of Credit or make an Advance when requested by BORROWER only if the representations and warranties by the Loan Parties in the Loan Documents are accurate on and as of the date of this Agreement and on and as of the date of issuance of the Letter of Credit or of making the Advance before and after giving effect to the Letter of Credit or the Advance and the application of the proceeds of the Advance. Delay or failure by BANK to insist on satisfaction of any condition of issuance of a Letter of Credit or making an Advance shall not be a waiver of such condition precedent or any other condition precedent. If BORROWER is unable to satisfy any condition precedent of issuance of a Letter of Credit or making an Advance, the issuance of the Letter of Credit or the making of the Advance shall not preclude BANK from thereafter declaring the condition or event causing such inability to be an event of default.

Dated this 13th day of March, 1996.

BORROWER:

HYPERCOM, INC., an Arizona corporation

By: /s/ Albert Irato
    -------------------------------
    Albert Irato, President and CEO

HYPERCOM LATINO AMERICA, INC., an Arizona corporation

By: /s/ Albert Irato
    -------------------------------
    Albert Irato, Vice President

HYPERCOM MANUFACTURING RESOURCES, INC.,
an Arizona corporation

By: /s/ Albert Irato
    -------------------------------
    Albert Irato, President

BANK:

BANK ONE, ARIZONA, NA

BY: /s/ Scott T. Schaefer
    -------------------------------
    Scott T. Schaefer, Vice President

                                   EXHIBIT A

                             BANK ONE, ARIZONA, NA
                         BORROWING BASE RECONCILIATION
                HYPERCOM, INC. AND HYPERCOM LATINO AMERICA, INC.
                   AND HYPERCOM MANUFACTURING RESOURCES, INC.

Due to Bank by 20th of each month

1.  Total Assigned Accounts Receivable                        $_____________

2.  Less: Ineligibles - Accounts over 90 days                 $_____________

3.  Less: Uninsured Foreign Receivables not backed by a LOC   $_____________

4.  Less: Government Receivables                              $_____________

5.  Less: Related Accounts Receivable                         $_____________

6.  Net Accounts Receivable                                   $_____________

7.  Margin                                                         80%

8.  Borrowing Potential on Accounts Receivable                $_____________

9.  Total Assigned Inventory                                  $_____________

10. Less: Work in Progress                                    $_____________

11. Less: Accounts Payable - Trade                            $_____________

12. Less: Customer Deposits                                   $_____________

13. Less: Book Overdraft                                      $_____________

14. Net Inventory                                             $_____________

15. Margin                                                          35%

16. Borrowing Potential on Inventory                          $_____________

17. Total Borrowing Potential (lines 8 + 16)                  $_____________

18. RLC Commitment                                            $10,000,000.00

19. RLC Outstanding Balance                                   $_____________

20. Is the RLC in Margin (Lines 17 vs 19)                         YES/NO

DATE: _______________________

HYPERCOM, INC.   AND    HYPERCOM LATINO AMERICA, INC.   AND   HYPERCOM MANUFACTURING
                                                              RESOURCES, INC.
BY:  ____________       BY:  ____________                     BY:  ____________

ITS: ____________       ITS: ____________                     ITS: ____________


---------------------------------------------------------------------------------------------------------------------
APPROVED BY:
---------------------------------------------------------------------------------------------------------------------
Officer Name                          Officer No.               Dept./Branch Name
SCOTT T. SCHAEFER                     377764                    COMMERCIAL BANKING CENTER
---------------------------------------------------------------------------------------------------------------------
Dept./Branch No.         Account No.               Commitment No.         Note No.         Class
A-781                    4274576744                      18                  42
---------------------------------------------------------------------------------------------------------------------
Loan $                   Name:  HYPERCOM, INC., an Arizona corporation and HYPERCOM LATINO AMERICA, INC., an
10,000,000.00            Arizona corporation and HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation
---------------------------------------------------------------------------------------------------------------------
Rate                                                        Interest From    REPLACEMENT of Note
BANK ONE, ARIZONA, NA PRIME, TO MOVE WITH PRIME                              4274573402-75/133 HYPERCOM, INC.
                                                                             AND HYPERCOM LATINO AMERICA, INC.
---------------------------------------------------------------------------------------------------------------------
Collateral: S/A DATED 3/13/96-INVENTORY, RECEIVABLES AND RIGHTS TO PAYMENT AND EQUIPMENT BY HYPERCOM, INC.;
S/A DATED 3/13/96-INVENTORY, RECEIVABLES AND RIGHTS TO PAYMENT AND EQUIPMENT BY HYPERCOM LATINO AMERICA,
INC.; AND S/A DATED 3/13/96-INVENTORY, RECEIVABLES AND RIGHTS TO PAYMENT AND EQUIPMENT BY HYPERCOM
MANUFACTURING RESOURCES, INC.
---------------------------------------------------------------------------------------------------------------------

                             BANK ONE, ARIZONA, NA
                         REVOLVING LINE OF CREDIT NOTE
                                 VARIABLE RATE

Phoenix, Arizona
                                                                  MARCH 13, 1996

        FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay on or before December 5, 1997 to BANK ONE, ARIZONA, NA, a national banking association, ("Bank"), or order, the aggregate principal amount outstanding on Borrower's revolving line of credit as shown on Bank's records which shall at all times be conclusive and govern, with interest payable monthly on the unpaid balance outstanding from time to time at an annual rate equal to ZERO percent (0.00%) more than the rate of interest publicly announced by BANK ONE, ARIZONA, NA as its "prime rate", as such rate shall change from time to time during the term hereof. Interest is to be charged on a daily basis for the actual number of days the principal is outstanding from the date of disbursement to date of maturity. The rate of interest agreed to shall include the interest rate as shown above, in accordance with the terms of this note, plus any compensating balance requirement and any additional charges, costs and fees incident to this loan to the extent they are deemed to be interest under applicable Arizona law. It is expressly agreed by Borrower that the maximum outstanding principal at any one time on this note shall not exceed the amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), and the amount outstanding on this note at any specific time shall be the total amount advanced hereunder by Bank less the amount of principal payments made hereon from time to time by Borrower. All amounts payable hereunder shall be paid in lawful money of the United States. Should the rate of interest as calculated under this note exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

        Principal and interest shall be payable at the Commercial Banking Center office of Bank One, Arizona, NA in Phoenix, Arizona, or at such other place as the holder hereof may designate. At Bank's option, any payments may be applied first to accrued interest and then to principal. All past-due payments of principal or interest shall bear interest from their due date until paid at a rate of interest 2% per annum higher than the interest rate specified above or 12% per annum, whichever is higher, payable on demand.

        This note shall become immediately due and payable at the option of the holder hereof without presentment or demand or any notice to Borrower or any other person obligated hereon, upon default in the payment of any of the principal hereof or any interest thereon when due, or in payment under any other agreement between Borrower and Bank, or if any event occurs or condition exists which authorized the acceleration of the maturity hereof under any security agreement, mortgage, deed of trust or other agreement made by Borrower in favor of Bank. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

        In the event any holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if any holder hereof becomes party plaintiff or defendant in any legal proceeding in relation to the property described in any instrument securing this note or for the recovery or protection of the indebtedness evidenced hereby, Borrower, its successors and assigns, shall repay to such holder hereof, on demand, all costs and expenses so incurred, including reasonable attorneys' fees, including those costs, expenses and attorney's fees incurred after the filing by or against the Borrower of any proceeding under any chapter of the Bankruptcy Act, or similar federal or state statute, and whether incurred in connection with the involvement of any holder hereof as creditor in such proceedings or otherwise.

        Borrower and all sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suite and diligence in collecting this note or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note by any of them, to first institute suit or exhaust its remedies against any maker or others liable herefor, and consent to any extension or postponement of time of payment of this note or any other indulgence with respect hereto without notice thereof to any of them.

        Bank and Borrower will establish specific instructions and procedures by which draws against said credit will be presented for disbursement, but nothing contained herein shall create a duty on the part of Bank to make said disbursement if Borrower is in default.

Address:
2851 West Kathleen Road
Phoenix, Arizona 85023

               HYPERCOM, INC., an Arizona corporation

               By: /s/ Albert Irato
                   -------------------------------
                   Albert Irato, President and CEO

               HYPERCOM LATINO AMERICA, INC., an Arizona corporation

               By: /s/ Albert Irato
                   ----------------------------
                   Albert Irato, Vice President

               HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation

               By: /s/ Albert Irato
                   -----------------------
                   Albert Irato, President

CLN# 4274576744-18/190

                             MODIFICATION AGREEMENT
                             ----------------------

DATE:         November 19, 1996
----

PARTIES:      Borrower: HYPERCOM, INC., an Arizona corporation & HYPERCOM
------- LATINO AMERICA, INC., an Arizona corporation & HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation

              Bank:     BANK ONE, ARIZONA, NA, a national banking association

RECITALS:
--------

  A. Bank has extended to Borrower credit ("LOAN") in the principal amount of $10,000,000 pursuant to the Revolving Line of Credit Loan Agreement (Accounts Receivable and Inventory), dated March 13, 1996 ("LOAN AGREEMENT"), and evidenced by the Revolving Line of Credit Note (Variable Rate), dated March 13, 1996 ("NOTE"). The unpaid principal of the Loan as of the date hereof is $8,250,000.00.

  B. The Loan and/or guaranty of Loan is secured by, among other things, the
(i) Continuing Security Agreement, dated March 13, 1996 by HYPERCOM, INC.,
(ii) Continuing Security Agreement, dated March 13, 1996 by HYPERCOM LATINO AMERICA, INC., and (iii) Continuing Security Agreement, dated March 13, 1996 by HYPERCOM MANUFACTURING RESOURCES, INC., each for the benefit of Bank (the agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the ("SECURITY DOCUMENTS").

  C. The Note, the Loan Agreement, the Security Documents, any arbitration resolution, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan are sometimes referred to individually and collectively as the "LOAN DOCUMENTS."

  D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:
---------

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1. ACCURACY OF RECITALS.
   --------------------

Borrower acknowledges the accuracy of the Recitals.

2. MODIFICATION OF LOAN DOCUMENTS.
   ------------------------------

  2.1 The Loan Documents are modified as follows:

        2.1.1 The amount of the Loan and the Note, and the maximum principal amount that may at any time be outstanding thereunder, is changed from $10,000,000.00 to $20,000,000.00 and Borrower may obtain, and Bank shall be obligated to make, further advances under the Loan Documents subject to the terms and conditions of the Loan Documents applicable to advances.

        2.1.2 The reference to Section 1.1 "Maximum Amount" in Section 13 of the Loan Agreement is modified to read in its entirety as follows:

               1.1 Maximum Amount $20,000,000.00


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
2.1.3 Section 6.1 (b)(i) and (ii) of the Loan Agreement are modified to read in their entirety as follows:

        (i) within the number of days set forth in Section 13 hereof after the end of each fiscal year of Borrower, consolidated financial statements of Borrower, which shall include a balance sheet, an income statement showing the results of operations for such a fiscal year and a change in financial position statement for such fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, which statements shall contain the certification requirements set forth in Section 13 hereof;
        (ii) within the number of days set forth in Section 13 hereof after the end of each of the fiscal periods of Borrower set forth in Section 13 hereof, consolidated financial reports of Borrower, which shall include a balance sheet, an income statement showing the results of operations for such fiscal period and a change in financial position statement for such fiscal period, together, in each case, with the comparable figures for the immediately preceding corresponding fiscal period, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, and containing the certifications required pursuant to Section 13 hereof;

2.1.4 Section 6.1 (b)(v) of the Loan Agreement is modified to read in its entirety as follows:

        (v) or shall cause Guarantor, HYPERCOM PTY, LTD., a New South Wales, Australia corporation, to furnish to Bank, (i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, copies of the balance sheet of Guarantor as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Guarantor for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Guarantor, all in reasonable detail, compiled by a certified public accountant and signed by Guarantor;

2.1.5  Section 6.1 (b) of the Loan Agreement is modified to include subsection
(vi) and (vii) as follows:

        (vi) as soon as available and in any event within one hundred twenty
        (120) days after the end of each fiscal year a consolidated financial statement of Hypercom, Inc and Subsidiaries & Hypercom Pty, Ltd. which shall include a balance sheet, an income statement showing the results of combined operations for such a fiscal year and a change in financial position statement for such fiscal year, together, in each case, with the comparable figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, which statements shall contain the following certification requirements: Independent certified public accountant satisfactory to Bank to audit financial statements and deliver an unqualified opinion on the financial statements;
        (vii) promptly, from time to time, upon request of Bank, such other information concerning the financial condition, business and affairs of Borrower as shall be reasonably requested by bank;

2.1.6 Section 6.1 (d)(i) of the Loan Agreement is modified to read in its entirety as follows:

        (i) A minimum Tangible Net Worth shall be maintained in an amount equal to the sum of (A) $30,000,000.00 and (B) the aggregate of fifty percent (50%) of the net income of Borrower for each fiscal year, commencing with that fiscal year ending June 30, 1996. "Tangible Net Worth" means
        (A) the sum of all capital accounts of the Borrower (including, without limitation, any paid-in capital, capital surplus, and retained earnings), less (B) the sum of the value on Borrower's books of all Intangible Assets. "Intangible Assets" means all intangible assets under GAAP, provided, that regardless of GAAP, Intangible Assets shall include: copyrights; franchises; goodwill; licenses; loan origination fees; non-competition covenants; organization or formation expenses; patents; shares of the capital stock of Borrower; service marks; service names; trademarks; tradenames; write-up in the book value of any asset in excess of the acquisition cost of the asset to Borrower; any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower; unamortized debt discount; deferred discount; computer software; and research and development costs and expenses. Tangible Net Worth shall not be reduced by any net income that is less than zero (i.e., a net deficit or loss).

        2.1.7 Section 6.1 (d)(iv) of the Loan Agreement is modified to read in its entirety as follows:

        (iv) A minimum Working Capital shall be maintained in the amount of $15,000,000.00. "Working Capital" means Borrower's Current Assets, less Borrower's Current Liabilities.

        2.1.8 Section 6.1. (d)(v) of the Loan Agreement is modified to read in its entirety as follows:

        (v) A minimum Debt Coverage Ratio shall be maintained of 2.0 to 1.0. This ratio shall be calculated by dividing (i) the sum, for the immediately preceding four fiscal quarters, of Borrower's Net Income, Amortization expense, and Depreciation expense, by (ii) Borrower's current maturities of Long Term Debt, including without limitation Capital Leases. All capitalized terms used in the preceding sentence shall be determined in accordance with generally accepted accounting principles, consistently applied.

        2.1.9 Section 6.1 (h),(i), and (j) of the Loan Agreement is modified to read in its entirety as follows:

        (h) Capital Expenditures, Leases, and Indebtedness. Borrower will not in any twelve (12) month period, (a) acquire additional fixed assets, (b) enter into any lease of personal property, or (c) assume, create, incur, or permit to exist any indebtedness, except (i) existing indebtedness disclosed on financial statements delivered to Bank prior to the date of this Agreement, (ii) the obligations of Borrower to Bank, and (iii) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable, in the case of (a),
        (b), and (c) each in excess in the aggregate of $5,000,000.00.

        2.1.10 The reference to Section 6.1(b)(i) and (ii) in Section 13 of the Loan Agreement are modified to read in their entirety as follows:

        (i)  Statements due within 120 days of each fiscal year
             Certification Requirements: Independent certified public accountant satisfactory to Bank to audit financial statements and deliver an unqualified opinion on the financial statements

        (ii) Statements due within 45 days of each month end
             Certification Requirements: Borrower prepared financial statements

        2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

        2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.  RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.  BORROWER REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Bank:

        4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

        4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

        4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

        4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

        4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

        4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5. BORROWER COVENANTS.

Borrower covenants with Bank:

        5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

        5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

        5.3 Contemporaneously with the execution and delivery of this Agreement, Borrower has paid to Bank:

            5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

            5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, title, filing, and recording costs, expenses, and fees).

6. EXECUTION AND DELIVERY OF AGREEMENT BY BANK.

Bank shall not be bound by this Agreement until (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) if required by Bank, Borrower and any guarantor(s) of the Loan have executed and delivered to Bank an arbitration resolution, and (iv) each guarantor of the Loan has executed the Consent of Guarantor(s) below.

7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8. BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns.

9. CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

   COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.


                                HYPERCOM, INC., an Arizona corporation

                                By: /s/ Albert Irato
                                    -----------------------------------
                                    Albert Irato, President and CEO


                                HYPERCOM LATINO AMERICA, INC., an Arizona corporation

                                By: /s/ Albert Irato
                                    -----------------------------------
                                    Albert Irato, Vice President


                                HYPERCOM MANUFACTURING RESOURCES, INC.,
                                an Arizona corporation

                                By: /s/ Albert Irato
                                    -----------------------------------
                                    Albert Irato, President


                                BANK ONE, ARIZONA, NA,
                                a national banking association


                                By  /s/ Scott T. Schaefer
                                    -----------------------------------
                                    Name: Scott T. Schaefer
                                    Title: Vice President

                            CONSENT OF GUARANTOR(S)


The undersigned (i) consent to the modification of the Loan Documents and all other matters in the foregoing Agreement, (ii) reaffirm the Continuing Guaranty, dated March 13, 1996 and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"),
(iii) acknowledge that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms, (iv) agree that all references, if any, in the Guarantor Documents to any of the Loan Documents are modified to refer to those documents as modified by the Agreement, and (v) agree to be bound by the release of Bank set forth in the Agreement.

Dated as of the date of the Agreement.


                                    HYPERCOM PTY. LTD.,
                                    A New South Wales, Australia corporation

                                    By: /s/ George Wallner
                                        ---------------------------------
                                        George R. Wallner, Director




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